UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 1, 2005

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In light of certain tax considerations, the Company has replaced certain components of non-employee director compensation involving restricted stock previously announced in the Company's 2004 proxy statement, as follows. Effective January 1, 2005, each non-employee director may elect to receive their annual retainer in one of three forms: (a) an annual cash retainer of $50,000; (b) common stock only at a value of $62,500, or 1.25 times the cash-only retainer; or (c) a combination of common stock and cash having an aggregate value equal to $62,500 (e.g. directors electing option (c) as to their full annual retainer will receive $42,500 in common stock plus $20,000 cash). In lieu of cash, committee chairmen may also elect to receive their additional retainers in the form of common stock at a value equal to 1.25 times the additional cash retainer.

In addition, beginning in 2005, upon their election at the Company's annual meeting of shareholders, non-employee directors will receive 1500 shares of common stock.

Item 9.01. Financial Statements and Exhibits.

(c)
10.1 Form of Non-Employee Director Stock Agreement
10.2 Form of 2005 Director Investment Election Form

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

January 5, 2005	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10	Form of Non-Employee Director Stock Agreement
10	Form of Director Investment Election Form